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                                                                     EXHIBIT 5.1

                                 October 9, 1996

Broderbund Software, Inc.
500 Redwood Boulevard
Novato, California 94947

        RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 9, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,500,000 shares of your Common Stock reserved for issuance under the 1996 Employee and Consultant Stock Option Plan (the "Option Plan") and (ii) 250,000 shares of your Common Stock reserved for issuance under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The 1,500,000 shares of Common Stock reserved under the Option Plan and the 250,000 shares of Common Stock reserved under the Purchase Plan are referred to collectively hereinafter as the "Shares," and the Option Plan and the Purchase Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

        It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                         Sincerely,

                                         WILSON, SONSINI, GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ Wilson, Sonsini, Goodrich & Rosati